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                                                                    EXHIBIT 5


                                      Tampa


                                                                March 5, 2002
Securities and Exchange Commission
450 5th Street, N.W.
Judiciary Plaza
Washington, DC  20549

                  Re:      Chico's FAS, Inc.
                           Deferred Compensation Plan
                           Registration Statement on Form S-8
                           ----------------------------------

Ladies and Gentlemen:

         We have represented Chico's FAS, Inc. (the "Company") in connection with the Company's Registration Statement on Form S-8 (the "S-8 Registration Statement") relating to the offering by the Company (the "Offering") of an indeterminate number of Deferred Compensation Obligations which represent unsecured obligations of the Company to pay deferred compensation in accordance with the terms of the Chico's FAS, Inc. Deferred Compensation Plan (the "Plan"). This opinion is being provided as Exhibit 5 to the S-8 Registration Statement.

         In our capacity as counsel to the Company in connection with the S-8 Registration Statement and the Offering, we have examined and are familiar with:
(1) the Company's Articles of Incorporation and Bylaws, each as currently in effect, (2) the Plan, (3) the S-8 Registration Statement and (4) such other corporate records and documents and instruments as in our opinion are necessary or relevant as the basis for the opinions expressed below.

         As to various questions of fact material to our opinion, we have relied without independent investigation on statements or certificates of officials and representatives of the Company, the Department of State of the State of Florida and others. In all such examinations, we have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed, photostatic or other exact copies.

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         We express no opinion as to the law of any jurisdiction other than of the State of Florida and the federal laws of the United States of America.

         Based upon and in reliance on the foregoing, we are of the opinion that:

         1. The Company is a validly existing corporation under the laws of the State of Florida and its status is active.

         2. The Plan has been duly and legally authorized by all required corporate action.

         3. When the following events shall have occurred:

            a. the S-8 Registration Statement shall have become effective in accordance with the Securities Act of 1933, as amended;

            b. the Deferred Compensation Obligations shall have issued as contemplated in the Plan,

the Deferred Compensation Obligations so issued in the Offering will be valid and binding obligations of the Company, enforceable in accordance with their terms except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors' rights or general equity principles.

         This firm hereby consents to the filing of this opinion as an Exhibit to the S-8 Registration Statement.

                                    Sincerely,

                                             TRENAM, KEMKER, SCHARF, BARKIN,
                                             FRYE, O'NEILL & MULLIS
                                             Professional Association


                                             By:_______________________________
                                                      Gary I. Teblum